UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2025

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2025, Intelligent Bio Solutions Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two healthcare focused institutional investors for the sale by the Company of (i) 2,298,850 shares (the “Shares”) of the Company’s common stock (or Series L Pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), par value $0.01 per share (the “Common Stock”), (ii) Series K-1 warrants to purchase up to an aggregate of 2,298,850 shares of Common Stock (the “Series K-1 Warrants”), and (iii) Series K-2 warrants to purchase up to an aggregate of 2,298,850 shares of Common Stock (the “Series K-2 Warrants” and, collectively with the Series K-1 Warrants and Pre-Funded Warrants, the “Warrants”), in a private placement offering (the “Offering”). The combined purchase price of one share of Common Stock (or one Pre-Funded Warrant) and accompanying Series K-1 Warrant and Series K-2 Warrant was $4.35. The Offering closed on January 2, 2026. At the closing of the Offering, 105,000 Shares were issued and 2,193,850 Pre-Funded Warrants were issued. Immediately after giving effect to the issuance of the 105,000 Shares at closing, the Company had 1,216,142 shares of Common Stock issued and outstanding.

Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.01 (as adjusted from time to time in accordance with the terms thereof) and may be exercised at any time until the Pre-Funded Warrants are exercised in full. Each Series K-1 Warrant and Series K-2 Warrant is exercisable into one share of Common Stock at a price per share of $4.10 (as adjusted from time to time in accordance with the terms thereof). The Series K-1 Warrants and Series K-2 Warrants each have a term of five years following the date a registration statement registering all warrant shares underlying the Series K-1 Warrants and Series K-2 Warrants is declared effective by the United States Securities and Exchange Commission (the “SEC”).

The gross proceeds to the Company from the Offering were approximately $10.0 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the cash exercise of the Warrants. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement and agreed to file by January 10, 2026, a resale registration statement (the “Resale Registration Statement”) with the SEC covering all shares of Common Stock sold to investors and the shares of Common Stock issuable upon exercise of the Warrants, and to use its best efforts to cause the Resale Registration Statement to be declared effective no later than February 14, 2026.

The Shares, the Warrants, and the shares issuable upon exercise of the Warrants were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On December 31, 2025, the Company entered into a Placement Agency Agreement with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent (i) a cash fee equal to 8.0% of the gross proceeds received by the Company in the Offering; (ii) a management fee equal to 1.0% of the gross proceeds received by the Company in the Offering; (iii) a cash fee equal to 9.0% of the gross proceeds received by the Company from the cash exercise of any Series K-1 Warrants and Series K-2 Warrants; and (iv) reimbursement of the Placement Agent’s expenses in an amount up to $145,000.

The form of the Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, the Series K-1 Warrant, the Series K-2 Warrant, and the Pre-Funded Warrant are filed as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering, the Shares, the Warrants, and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On December 31, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On January 2, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

No.	Description
4.1	Form of Series K-1 Warrant
4.2	Form of Series K-2 Warrant
4.3	Form of Series L Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Placement Agency Agreement
99.1	Press release dated December 31, 2025
99.2	Press release dated January 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2026
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer